Exhibit   99.5
             N E W S   R E L E A S E

Contacts: Meg Pier               Vincent Loporchio
          Fleet Financial Group  Shawmut National
                                              Corporation
          401/278-3003               617/292-3239

Divestiture Proposal for Rhode Island Announced by Fleet and Shawmut

Plan Guidelines Developed that Foster
Competition, Preserve Jobs and Continue Meeting
Customer Needs Throughout Rhode Island

     Providence, Rhode Island, August 23, 1995 --
Fleet Financial Group and Shawmut National
Corporation today announced a detailed
divestiture proposal for Rhode Island following discussions with regulators on the branch divestitures needed to meet antitrust guidelines.
The plan is also subject to final approval by the Federal Reserve Board when it finally considers
Fleet's application to merge with Shawmut later this year.
     Rhode Island is one of four New England
states in which a combined total of $3.2 billion
(as of 6/30/94) of deposits will be sold to allow the merged institution to meet federal fair competition rules. In Rhode Island, 13 branches with a total of $504.3 million in deposits will be divested.
     "The divestiture discussions centered around three primary objectives: first, to foster a strong competitive environment; secondly, to ensure the availability of robust resources for small- and medium-sized businesses; and third, to enhance the overall marketplace commitments to community reinvestment and local economic development initiatives," said Anne Slattery,
Fleet Financial Group senior vice president and head of consumer and small business activities for the new entity.
  "Our selection of buyers will be based on the preservation of jobs and several other points, including price and ease of systems conversion.
We are especially interested in identifying buyers who exhibit concern for the community and sensitivity to customer and employee needs," said
Slattery. In addition, buyers must be acceptable to the Federal Reserve Board and the Department of Justice.
 In addition to these objectives, Fleet believes that the plan also meets concerns on the part of the Department of Justice, that primarily Shawmut branches be divested, and that the packages be divested to a single buyer in most markets, if possible. The Justice Department believes that if Shawmut branches rather than Fleet are divested, there will be less customer run-off at the divested branches. Many potential buyers have expressed interest in the proposed divestitures since the institutions announced the merger.
 "This plan takes into consideration the special needs of Rhode Island. By addressing the need to preserve jobs and see to it that small- to medium-sized businesses have access to sufficient credit and related financial services, Fleet and Shawmut are demonstrating our continuing support for the state," said Eileen S. Kraus, president of Shawmut Bank Connecticut, with responsibility for Shawmut's Rhode Island franchise. "During the divestiture process, we are looking for buyers who exhibit our same concern for the community and have the ability and desire to meet customer and employee needs."
Community Support
     "Although we are divesting some branches in Rhode Island, we are maintaining our commitment to the communities of the state," said Kraus.
"In fact, Fleet has committed to maintain current combined FleetShawmut levels of low- to middle-income lending (LMI) and charitable contributions in Rhode Island for the next two years."
Customer Concerns
     "We are committed to working very closely with the prospective buyers to ensure a smooth transition for all customers involved -- whether retail, small business, community or commercial,"
Slattery said. "Our customers will receive an update on the situation shortly, but until then, we are happy to answer any questions customers may have."

     After the merger with Shawmut National
Corporation, the Fleet Financial Group (FFG) will
be a New England-based $81 billion diversified
financial services company listed on the New York
Stock Exchange (NYSE-FLT).  FFG's lines of
business will include commercial and consumer
banking, mortgage banking, consumer finance,
asset-based lending, equipment leasing,
investment management services and student loan
processing.
#  #  #
EDITOR'S NOTE:  Attached is a list of Rhode
Island branches scheduled to be divested.

FLEET FINANCIAL GROUP/SHAWMUT NATIONAL
CORPORATION Rhode Island Divestiture News Release
Attachment
List of Rhode Island Branches to be Sold
8/23/95

Branch (Fleet/Shawmut)          Address & Town

BRANCH NAME (F/S)           ADDRESS

Atwood Avenue (S)                 383 Atwood Ave.,
                                               Cranston
Barrington (S)                         326 County Rd.,
                                               Barrington
Centreville (S)                        1062 Centreville
                                              Rd.,Warwick
Coventry (S)                           Route 117, Coventry
East Providence (S)               195 Taunton Ave., East
                                              Providence
Governor Francis (S)            1300 Warwick Ave.,
                                             Warwick
Johnston (S)                          1440 Hartford Ave.,
                                             Johnston
Park Avenue (S)                   1047 Park Ave.,
                                            Cranston
Smithfield (S)                      445 Putnam Pike,
                                            Smithfield
South Broadway (S)             999 South Broadway,
                                           East Providence
Turks Head (S)                   1 Turks Head Place,
                                            Providence
Warwick Mall (S)               233 Lambert Lind
                                            Highway, Warwick
Wayland Square (S)            144 Medway St.,
                                            Providence